EXHIBIT 10.2

MASTER
EQUIPMENT FINANCE LEASE

THIS MASTER EQUIPMENT FINANCE LEASE made and entered into this 19th day of September, 2006, is by and between DHW Leasing, L.L.C, a South Dakota limited liability company, 230 S. Phillips Avenue, Suite 202, Sioux Falls, SD 57104 (“Lessor”) and Granite City Food & Brewery, Ltd., a Minnesota corporation, 5402 Parkdale, Suite 101, St. Louis Park, MN 55416 (“Lessee”).

In consideration of the mutual promises set forth below, the parties agree as follows:

1.                MASTER LEASE.  This Master Lease sets forth the terms and conditions upon which the parties intend to govern various lease transactions.  Each separate lease shall be evidenced by a numbered Schedule A, executed by Lessor and Lessee, incorporating the terms hereof, as well as the particular terms of such lease (each, a “Lease”).  In the event the terms of the Lease conflict with the terms of this Master Lease, the Lease terms shall prevail.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, all machinery, equipment, and other personal property described in each Schedule A (hereafter collectively called the “Equipment”).  The Equipment is, and shall at all times be, the sole and exclusive property of Lessor, and Lessee shall have no right, title, or interest in or to the Equipment except the right to quiet use of the Equipment and the right to purchase the Equipment as provided in the Lease.  Each Lease incorporating this Master Lease or made a part hereof shall be characterized as a “finance lease” within the meaning of Article 2A of the Uniform Commercial Code (“Article 2A”), whether or not each requirement of the definition thereof has been technically or strictly met.  Lessee acknowledges and agrees that this Master Lease and any Lease is intended as a “Finance Lease” as determined in Minn. State. Section 336.2A-103(1)(G) and that Lessor is entitled to all benefits, privileges and protections of a Lessor under a Finance Lease.

2.                TERM.  The term of each Lease shall commence upon execution of the Lease and shall continue until Lessee has made all payments required of it under the Lease.  For purposes of the Lease, “Interim Period” shall mean the date as specified in an applicable Schedule A, and generally meaning the time from which Lessor has secured funds available to purchase the Equipment, through the time at which the Equipment has been received and accepted by Lessee.

3.                RENT; FEES; INTERIM RENT.

(a)           As rent for the Equipment, Lessee shall pay Lessor the rental set forth on the applicable Schedule A, payable monthly beginning on the First Payment Date (as set forth in the applicable Schedule A) and continuing on the same day of each successive month until the number of payments required under such Schedule A are made.  In addition, Lessee shall pay the amount of any personal property taxes, including sales and use taxes, all maintenance, insurance, and other costs or expenses related to the Equipment or Lessee’s obligations under the Lease.

(b)           In addition to the rent described in (a) above, Lessee shall pay to Lessor upon execution of each Lease, an upfront fee equal to 0.25% of the principal amount financed by each Lease, as well as any other filing and recording fees related to the origination of each loan underlying the purchase and lease of Equipment under the Lease.

(c)           For interest accruing on monies advanced during the Interim Period, Lessee shall pay Lessor interim rent at the daily interest rate set forth in the applicable Schedule A.

(d)           Lessee’s obligation to pay rent to Lessor shall be irrevocable and independent, and is not subject to cancellation, termination, modification, repudiation, excuse, or substitution without the express written consent of Lessor, which consent may be withheld in its sole discretion.

(e)           All payments of rent shall be made at the address set forth above, or at such other place as Lessor may designate in writing.  In the event Lessee fails to pay rent within ten (10) days of its due date, it shall pay a late charge equal to five percent (5%) of that payment, but not less than $5.00 (or if a lesser amount is required by law, such lesser amount) and following Lessor’s delivery of written notice of default to Lessee with ten (10) days opportunity to cure, Lessee shall pay interest on the amount of each such delinquent payment at the rate of 18% per annum (or if a lesser amount is required by law, such lesser amount) until paid.  Such interest calculations shall be computed for the actual number of days elapsed between the date such payment was due and the date such payment is actually received by Lessor.

(f)            PROVIDED THAT LESSOR PURCHASES THE EQUIPMENT, THE LEASE IS A NET LEASE AND LESSEE ACKNOWLEDGES AND AGREES THAT LESSEE’S OBLIGATION TO PAY ALL RENT AND ALL OTHER AMOUNTS REQUIRED HEREUNDER AND TO THE EXTENT SET FORTH HEREIN AND IN THE SCHEDULE A AND THE RIGHTS OF LESSOR IN AND TO SUCH RENTALS AND SUCH OTHER AMOUNTS SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE AFFECTED BY OR SUBJECT TO ANY CIRCUMSTANCE, INCLUDING, WITHOUT LIMITATION, (A) ANY SETOFF, COUNTERCLAIM, ABATEMENT, RECOUPMENT, REDUCTION, DEFENSE, OR OTHER RIGHTS OF LESSEE OR THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT FOR ANY REASON WHATSOEVER, (B) ANY DEFECT IN DESIGN, CONDITION, OPERATION, FITNESS FOR PURPOSE OR USE OF, OR ANY DAMAGE TO OR LOSS OR DESTRUCTION OF, THE EQUIPMENT OR ANY INTERRUPTION OR CESSATION IN THE USE OR THE POSSESSION THEREOF BY LESSEE FOR ANY REASON WHATSOEVER, (C) ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST LESSEE OR LESSOR, OR (D) ANY OTHER CIRCUMSTANCE, HAPPENING OR EVENT WHATSOEVER, WHETHER OR NOT SIMILAR TO THE FOREGOING INCLUDING WITHOUT LIMITATION, THE INVALIDITY, LACK OF ENFORCEABILITY OR DUE AUTHORIZATION OF THE LEASE OR ANY PROVISION HEREOF, OR THE EXISTENCE OF ANY MORTGAGES, LIENS (WHICH TERM THROUGHOUT THE LEASE SHALL INCLUDE, WITHOUT LIMITATION, SECURITY INTERESTS), CHARGES, ENCUMBRANCES OR CLAIMS OR RIGHTS OF OTHERS WHATSOEVER WITH RESPECT TO THE EQUIPMENT, WHETHER OR NOT RESULTING FROM CLAIMS AGAINST LESSOR NOT RELATED TO THE OWNERSHIP OF THE EQUIPMENT.  IT IS

THE INTENTION OF THE PARTIES THAT ALL RENT AND OTHER AMOUNTS PAYABLE BY LESSEE HEREUNDER SHALL BE PAYABLE IN ALL EVENTS IN THE MANNER AND AT THE TIMES HEREIN PROVIDED UNLESS LESSEE’S OBLIGATIONS IN RESPECT THEREOF HAVE BEEN TERMINATED PURSUANT TO THE EXPRESS PROVISIONS OF THE LEASE.  NOTHING IN THIS SECTION 3(f) SHALL CONSTITUTE A WAIVER OF LESSEE’S RIGHT TO MAKE A CLAIM FOR DAMAGES AGAINST LESSOR ARISING OUT OF LESSOR’S BREACH OF THE TERMS AND CONDITIONS OF THIS MASTER LEASE OR ANY LEASE OR ANY OTHER CONTRACTUAL COMMITMENT BY LESSOR TO LESSEE.

4.                USE.  Lessee shall use the Equipment in accordance with all insurance policies, in a careful and proper manner and shall comply with and conform to all national, state, municipal and other laws, ordinances and regulations relating to the possession, use or maintenance of the Equipment.  If at any time during the term of the Lease Lessor supplies Lessee with labels, plates or other markings stating that the Equipment is owned by Lessor, Lessee shall affix and keep the same upon a prominent place on the Equipment.  Lessee’s use of the Equipment shall be confined to the location described in Schedule A or at such other location as Lessor shall approve in advance in writing.  Lessee shall not permit the Equipment to be used by anyone other than Lessee’s employees and patrons.

5.                LESSEE’S SELECTION OF EQUIPMENT AND INSPECTION.  Lessee represents that it selects the Equipment and the supplier of the Equipment.  Lessor agrees to order the Equipment from the supplier in accordance with Lessor’s customary practices, and Lessor shall not be obligated to lease the Equipment to Lessee unless the supplier fills the order.  Lessor shall have no liability because of any delay or default by the supplier in filling the order.  Lessee will accept the Equipment if delivered in good repair and authorizes Lessor to add to the Schedules any serial numbers or other identification of the Equipment when known.  Any delay in the delivery of the Equipment will not affect the validity of this Master Lease or any Lease.  Lessee shall inspect and test, if appropriate, the Equipment immediately upon delivery and if the Equipment is found to be in good order and Lessee is satisfied with the Equipment, Lessee shall execute and deliver to Lessor prior to the Commencement Date an acceptance certificate in form satisfactory to Lessor (hereinafter termed “Acceptance”).  Lessee’s execution of the Acceptance shall constitute Lessee’s acknowledgment as between Lessor and Lessee that the Equipment is in good repair and condition, has been installed properly, has been placed in service as of the date of the certificate, and is performing satisfactorily, and is of the manufacture, design and capacity selected by Lessee and that Lessee is satisfied that the same is suitable for its purpose.  To the extent Lessee has a right to revoke, reject or return the Equipment as nonconforming, unsatisfactory, in breach of any warranty or otherwise, or to cancel or repudiate this Master Lease or any Schedule A, upon execution and delivery of said Acceptance Lessee waives all such rights (provided, that Lessor grants to Lessee authority to pursue all rights for a breach of express or implied warranties against the Equipment manufacturer or supplier).

6.                LESSOR’S INSPECTION.  Upon reasonable notice to Lessee, Lessor may inspect any of the Equipment at any reasonable time.  Lessee shall, upon request by Lessor, advise Lessor in writing of the exact location of the Equipment.

7.                ALTERATIONS.  Lessee shall not make any alterations, additions or improvements to the Equipment without the prior written consent of Lessor provided, however, that nothing contained in this Paragraph 7 shall be deemed to prohibit Lessee from performing ordinary maintenance and repairs to the Equipment as required by Paragraph 9 of this Master Lease.  Title to all parts added to the Equipment through alterations, additions or improvements shall immediately vest in Lessor.

8.                TAXES.  Lessee shall be responsible for all federal, state, county and municipal taxes, assessments or other governmental charges including, without intending to limit the generality of the foregoing, any personal property taxes incurred in connection with the shipment, use, operation, ownership, leasing, sale or possession of the Equipment during the term of the Lease, excepting only taxes on Lessor’s income.  Lessee shall comply with all state and local laws requiring the filing of ad valorem tax returns on the Equipment.  Any statements for such taxes received by Lessor shall be forwarded promptly to the Lessee by the Lessor for payment or, if paid by Lessor, shall be reimbursable to Lessor upon presentment to Lessee of Lessor’s invoice therefor.  Lessee shall keep the Equipment free and clear of all levies, attachments, liens, and encumbrances other than those being contested in good faith by appropriate proceedings and which, as a result of such contest, do not adversely threaten Lessor’s title to the Equipment.  Lessee shall give Lessor immediate written notice of attempted levies, attachments, liens, encumbrances, or other judicial process of every kind whatsoever and shall cooperate with Lessor, and take whatever action may be necessary, to enable Lessor to file, register, or record this Master Lease or such other notice as Lessor may determine and wherever required or permitted by law for the proper protection of Lessor’s title to the Equipment; and Lessee shall pay all costs, charges and expenses incident thereto.  Any filing, registration or recording made by Lessor shall not be deemed evidence of any intent to create a security interest under the Uniform Commercial Code.

9.                REPAIRS; COSTS; RISK OF LOSS.  Lessee shall, at its own expense, keep the Equipment in first class condition, repair, and working order, reasonable wear and tear only excepted, and shall furnish all parts, mechanisms, and devices required to keep the Equipment in good mechanical and working order.  Lessee shall pay all costs, fees, expenses and charges incurred in connection with the shipment, use, operation, ownership, leasing, sale or possession of the Equipment during the term of the Lease.

Lessee hereby assumes all risk of loss, damage, theft or destruction of the Equipment from any cause whatsoever from the date the Equipment is shipped by the vendor or manufacturer.  No loss, damage, theft, or destruction of or to the Equipment or any part thereof shall impair or abate any obligation of Lessee under the Lease, which shall continue in full force and effect, except as provided in the Lease.

(a)           In the event of loss or destruction of the Equipment from any cause whatsoever from the date the Equipment is shipped by the vendor or manufacturer to the date of Acceptance by the Lessee, which risk of loss or destruction may be borne by the vendor or manufacturer pursuant to the terms of any purchase order, contract of sale, or under applicable law, Lessor shall promptly attempt to obtain recovery from the vendor or manufacturer with respect to such loss or destruction of the Equipment.  Lessor shall not be required to commence litigation against such vendor or manufacturer, and if Lessor determines, in its sole discretion, that such vendor or manufacturer will not pay Lessor in full on account for such loss or destruction of the Equipment or will not otherwise satisfy Lessor with respect to such loss or destruction, Lessor will assign or otherwise make available to Lessee all of Lessor’s rights or causes of action against such vendor or manufacturer with respect to such loss or destruction of the Equipment upon payment by Lessee to Lessor of all sums theretofore paid by Lessor to such vendor or manufacturer for the Equipment.

(b)           In the event of damage of any kind whatsoever to any item of the Equipment on or after the date of Acceptance by Lessee, Lessee shall, at Lessor’s option, either place the same in good repair, condition, and working order or if, Lessee elects not to repair or replace the same, Lessee shall pay Lessor the “Stipulated Loss Value” in cash as set forth in Schedule A within thirty (30) days after the occurrence of any of the foregoing events.  “Stipulated Loss Value” shall not exceed 100% of the amount of the remaining principal balance of the loan used to finance the Lease..  Upon such payment the Lease shall terminate with respect to such item of Equipment and Lessee thereupon shall become entitled to such item of Equipment AS-IS-WHERE-IS without warranty from Lessor, express or implied, with respect to any matter whatsoever except as provided in Section 10(b) herein.

10.              DISCLAIMER OF WARRANTIES; ASSIGNMENT OF MANUFACTURER’S WARRANTIES.  Lessee acknowledges and agrees that it has selected each item, type, quality, quantity and supplier of Equipment based upon its own judgment and disclaims any reliance upon any statements or representations made by Lessor, and agrees that the Equipment is of a design, size, quality and capacity required by Lessee and is suitable for its purpose.  Lessee covenants that it shall not assert any claim or cause of action against Lessor based on or arising out of the Equipment or any use thereof.

(a)           EXCEPT AS SET FORTH IN SECTION 10(b) BELOW, LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE EQUIPMENT OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE EQUIPMENT, AND AS TO LESSOR, LESSEE LEASES THE EQUIPMENT AS IS.  LESSOR SHALL HAVE NO RESPONSIBILITY TO LESSEE OR ANY OTHER PERSON WITH RESPECT TO ANY OF THE FOLLOWING: (i) ANY LIABILITY (INCLUDING, WITHOUT LIMITATION, STRICT OR ABSOLUTE LIABILITY IN TORT OR BY STATUTE IMPOSED), LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT OR BY ANY OTHER CIRCUMSTANCES IN CONNECTION THEREWITH, (ii) THE USE, OPERATION OR PERFORMANCE OF THE EQUIPMENT OR ANY RISKS RELATING THERETO, (iii) ANY DELAY IN OBTAINING THE EQUIPMENT OR ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES, (iv) DELIVERY, INSTALLATION, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE EQUIPMENT OR (v) ANY OTHER DAMAGES WHATSOEVER AND HOWSOEVER CAUSED.  Upon Lessor’s delivery of Equipment to Lessee, and in the absence of any default hereunder, any and all rights and warranties extended by the Equipment manufacturer to Lessor in connection with the purchase of the Equipment will be automatically transferred and assigned to Lessee, to the extent permitted without necessity of further action by either party.  Lessor further agrees, but only if reasonably required in order to satisfactorily prosecute the action, to join in any action to enforce such rights or warranties, if any such action must be brought in Lessor’s name; provided, however, that Lessee shall hold Lessor harmless from any cost or expense incurred as a result of such action.  Notwithstanding any claim of breach of any warranty against any person, Lessee’s obligations to pay the rental and all other amounts payable under this Master Lease and the Schedules A are and shall be absolute and unconditional.

(b)           Provided that Lessee performs its obligations under the terms and conditions of the Lease.  Lessor represents and warrants that Lessor has good and marketable title to the Equipment and that the Equipment is not and shall not become subject to any lien, claim or encumbrance of any third party claiming through Lessor, except Lessor’s lender as provided in Section 19, and that Lessee shall enjoy quiet possession of the Equipment.

11.              OPTION TO PURCHASE OR SURRENDER.  Lessee shall have an option to purchase the Equipment for $1.00 upon the payment in full of all rent payments due thereunder.  In the event of expiration or earlier cancellation of this Master Lease or any Lease, unless Lessee exercises its option to purchase, Lessee shall, at its own cost and expense, surrender the Equipment to Lessor unencumbered and in good repair, condition, and working order, ordinary wear and tear resulting from proper use thereof alone excepted, in any reasonable manner as may be specified in writing by Lessor.

12.              INSURANCE.  Lessee shall, at its own expense, maintain insurance with respect to all of the Equipment covering all risks of loss or damage by fire, and such other risks as covered by “extended coverage” endorsements, in such amounts, in such form and substance reasonably satisfactory to Lessor, and with such companies as Lessor shall reasonably approve.  The underwriter of such insurance shall at all times during the term of the Lease maintain a rating of “B+” or better by A. M. best or equivalent.  All policies shall name Lessor and Lessor’s lender as insureds as their interest may appear (or as loss payees).  Lessee shall pay the premiums therefor and deliver to Lessor the policies of insurance or duplicates thereof, or other evidence satisfactory to Lessor showing such coverages to be in effect.  Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Lessor, that it will give Lessor thirty (30) days written notice before the effective date of any alteration or cancellation of such policy or policies.  The proceeds of such insurance, at Lessee’s option, shall be applied toward the replacement, restoration or repair of the Equipment or toward payment of the obligations of Lessee under the Lease.  Lessor shall be under no duty to ascertain the existence of such coverage or to advise Lessee in the event such coverage does not comply with the requirements hereof.

13.              INDEMNITY.  Lessee shall indemnify Lessor against, and hold Lessor, its officers, agents, employees, directors and shareholders harmless from, any and all claims, actions, suits, proceedings, costs, demands, damages and liabilities of whatever nature, and all costs and expenses, including Lessor’s reasonable attorneys’ fees and expenses, on an after-tax basis (collectively “Claims”), relating to or in any way arising out of (i) injury to or death of any person, or damage to or loss of property, from the ownership, management, control, use, possession, operation, violation of environmental laws and regulations, storage, leasing, subleasing of, relocations of, or any defect in, the Equipment (latent or otherwise, discoverable or otherwise, or asserted under any “strict liability” theory or otherwise) except to the extent that such Claims arise out of the negligent act or omission of Lessor, (ii) any breach of this Master Lease or Lease, and (iii) any damage to the premises wherein the Equipment may be located caused by the installation, use or removal thereof.  Lessee shall also indemnify Lessor against, and hold Lessor harmless from, on an after tax basis, any and all federal, state, county, municipal or other license fees or taxes whatsoever and penalties and interest thereon (except for penalties and interest caused solely by Lessor’s failure to timely file returns or make payments), whether assessed, levied against, or payable by the Lessor or otherwise, with respect to the Equipment or any portion thereof, this Master Lease, any Schedule A or the purchase, sale, rental, use, operation, control, possession or ownership of the Equipment or any portion thereof, this Master Lease, any Schedule A or measured in any way by the value thereof, excepting only taxes on Lessor’s income.  Notwithstanding any provision in this Section 13, Lessee shall not be obligated to indemnify Lessor against consequential damages.

14.              LESSOR’S PAYMENT.  In the event that Lessee fails to procure or maintain insurance or to comply with any other provision of the Lease, Lessor shall have the right, but shall not be obligated, to obtain such insurance or compliance on behalf of Lessee.  In that event, all monies spent and expenses incurred by Lessor in effecting such insurance or compliance, including any reasonable legal fees incurred in connection therewith, shall be paid by Lessee to Lessor with the next monthly payment of rent.

15.              DEFAULT.  The occurrence of any of the following shall constitute a Default by Lessee: (a) non-payment when due of any amount due and payable under the Lease, which non-payment continues for more than ten (10) days following the due date thereof; (b) failure to observe, keep, or perform any other provision of this Master Lease or any Lease required to be observed, kept, or performed by Lessee and failure of Lessee to remedy, cure, or remove such failure in observing, keeping, or performing the provisions of this Master Lease or Lease within ten (10) days after receipt of written notice thereof from Lessor; (c) any statement, representation, or warranty of Lessee in this Master Lease or Lease or in any other writing furnished by Lessee to Lessor being, at any time, untrue in any material respect as of the date made; (d) a petition under any chapter of Title 11 of the United States Code (entitled “Bankruptcy”), as amended, being brought by or against Lessee, which petition is not vacated or withdrawn within ninety (90) days; (e) appointment of a receiver for any of the Equipment or for any property in which Lessee has an interest; (f) seizure of any of the Equipment for any reason other than a default of the Lease by Lessor; (g) default by Lessee under any document, agreement or instrument evidencing obligations of Lessee to Lessor, whether now existing or hereafter arising which default continues for a period of more than ten (10) days following written notice thereof to Lessee; (h) Lessee shall have liquidated or terminated its corporate existence, consolidated with, merged (collectively a “Merger”) into or conveyed or leased substantially all of its assets (collectively, a “Transfer”) to any person; or (i) Lessee assigns the Master Lease or any Lease or subleases the Equipment other than as specifically permitted in Paragraph 21.  For the purposes of this Agreement, a Merger or Transfer transaction in which: (1) Shareholders of Lessee retain or succeed to control of the transferee or entity surviving such transaction; (2) individuals who are members of the incumbent board of directors of Lessee at the time of the Transaction will constitute at least a majority of the members of the board of directors of the entity resulting from the Merger or Transfer; or (3) the Transfer is to a person or entity that is controlled by Lessee, shall not constitute a Merger, Transfer or Default hereunder;

16.              REMEDIES.  Upon the occurrence of any Default or any time thereafter, Lessor may without any further notice exercise one or more of the following remedies, as Lessor shall in its sole discretion elect: (i) cancel the Lease; (ii) recover from Lessee the sum of (a) any unpaid rent accrued prior to such acceleration and (b) the present value of all future rentals reserved in the Lease and contracted to be paid over the unexpired initial Term of the Lease discounted at the rate of 5% per annum; (iii) take possession of the Equipment wherever found, and for this purpose enter upon any premises of Lessee and remove the Equipment without any liability to Lessee or, rather than take possession of the Equipment, render any and all of the Equipment unusable without removing it from the premises, again without liability to Lessee; (iv) proceed by appropriate action either at law or equity to enforce performance by Lessee of its obligations under this Master Lease or any Lease and to recover damages for the breach thereof; (v) sell or lease the Equipment or any part thereof at public auction or private sale or lease at such time or times upon such terms as Lessor may determine, free and clear of any rights of Lessee, and if notice thereof is required by law, any notice in writing of any such sale or sales by Lessor to Lessee not less than ten (10) days prior to the date thereof shall constitute reasonable notice thereof; and (vi) exercise any and all rights accruing to a lessor under applicable law upon default by Lessee including without limitation all remedies provided under Article 2A-523(1).  None of the remedies hereunder is deemed to be exclusive, but each shall be cumulative and in addition to any other remedies referred to herein or otherwise available to Lessor in law and equity.  The repossession or subsequent sale or lease by Lessor of any item of Equipment shall not bar an action for deficiency as herein provided and the bringing of an action or the entry of judgment against the Lessee shall not bar the Lessor’s rights to repossess any or all items of Equipment.

Lessor shall be entitled to recover immediately, as liquidated damages for unpaid rent and not as a penalty, a sum equal to the aggregate of the following:

(a)           Any reasonable and customary expenses and losses incurred by Lessor in connection with the repossession, holding, repair, subsequent sale or lease, or disposition of the Equipment, including reasonable attorneys’ fees if collected by law or through an attorney at law or upon advice therefrom;

(b)           The Stipulated Loss Value for any item of Equipment which Lessee fails to return to Lessor as provided above, or converts or destroys, or which Lessor is unable to repossess;

(c)           The Stipulated Loss Value for any item of Equipment returned to Lessor less, if the Equipment is sold, the net proceeds of such sale.

17.              PERSONAL PROPERTY.  The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to, embedded in, or permanently resting upon, any real property, or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, screws or otherwise.

18.              TAX QUALIFICATIONS.  It is the Intent of Lessor and Lessee that this Master Lease and any Lease constitute a capital lease for Federal and State income tax purposes.  Lessee acknowledges that for income tax purposes only, Lessor is treating Lessee as owner of the Equipment and that Lessee has neither sought, nor received, tax advice from Lessor as to the availability of any tax benefits with respect to the Equipment.

19.              LENDER REQUIREMENTS.  To the extent required by Lessor’s lender, Lessee agrees to allow Lessor’s lender to issue payment directly to the suppliers of the Equipment.  In addition, if Lessor grants a security interest in the Equipment to a lender to secure amounts due under any loan, such lender may perfect a security interest, evidencing such lendor’s security interest in the Equipment.  However, prior to perfecting such security interest, the lender must provide a nondisturbance agreement to Lessee reasonably acceptable to Lessee agreeing not to disturb Lessee’s use and possession of the Equipment, provided Lessee is not in default of the Lease beyond any applicable cure periods, affirming Lessee’s rights under the Master Lease and any Lease and further agreeing to honor the terms therein in the event the lender were to foreclose on any loan underlying any such the Lease.

20.              FINANCIAL STATEMENTS.  Lessee shall annually, within one hundred twenty (120) days after the close of Lessee’s fiscal year, furnish to Lessor financial statements of Lessee  prepared in accordance with generally accepted accounting principles and certified by Lessee’s public accountant, as well as a copy of Lessee’s tax return for such year.  Lessee shall also provide any other financial information Lessor may require from time to time to ensure the financial condition of Lessee is fairly represented.  If requested by Lessor, Lessee shall also provide quarterly financial statements of Lessee similarly prepared for each of the first three (3) quarters of each fiscal year, which shall be certified (subject to normal year end audit adjustments) by Lessee’s chief financial officer and furnished to Lessor within sixty (60) days following the end of the quarter.  The obligations of Lessee to provide financial information pursuant to this Section 20 shall be suspended for any period in which Lessee files when due with the Securities and Exchange Commission, Lessee’s Forms 10-K or 10-KSB and 10-Q or 10-QSB, and such forms are available through the Securities and Exchange Commission’s website as EDGAR documents.

21.              ASSIGNMENT.  (a) Lessee may assign or sublease any lease to any Subsidiary.  The Assignment or Sublease must be satisfactory in form and substance to Lessor, in Lessor’s reasonable judgment, containing the subsidiary’s effective assumption and agreement to pay, perform, comply with and otherwise be liable for all Lessee’s obligations under such Lease.  No such Assignment or Sublease shall relieve Lessee of liability under the Lease.  (b) Lessee acknowledges that the continuing possessory interest of Lessee in the Equipment is material to the Lessor and that any cessation of Lessee’s possession or a third party’s use of the Equipment will substantially impair the value of the Master Lease or any Lease to Lessor.  EXCEPT AS PERMITTED UNDER SECTION 21(a) ABOVE, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, LESSEE WILL NOT SUBLEASE OR ASSIGN THE EQUIPMENT TO A THIRD PARTY, including without intending to limit the generality of the foregoing, any assignment or transfer pursuant to or as part of a Merger or Transfer.  LESSEE AGREES THAT THE LESSOR’S ASSIGNMENT OR GRANT OF A SECURITY INTEREST DOES NOT CHANGE THE DUTY OF NOR MATERIALLY INCREASE THE BURDEN OR RISK IMPOSED UPON LESSEE and does not constitute a delegation of material performance unless and until Lessee’s quiet possession of the Equipment is actually disturbed by a third party lawfully claiming by, through or under Lessor.

22.              PRE-PAYMENT, SALE OR REFINANCE.  Pursuant to Section 2 of the Equipment Lease Financing Commitment between Lessor and Lessee of even date herewith, Lessee may pre-pay any or all of the principal amount financed by Lessor as set forth in applicable Schedule A.  After such prepayment the Lease shall terminate except for Lessee’s right to purchase the Equipment.  Lessee must pay off any and all amounts due hereunder through the date of prepayment, as well as under Schedule A in the event Lessee desires to sell the Equipment or if Lessee will be liquidated.

23.              PARTIES.  “Lessor,” as used in this Master Lease or any Lease, shall for all purposes include its successors or assigns.  “Lessee” shall, as to its duties and obligations, include its successors or assigns, but as to its rights shall include only those successors or assigns substituted as permitted hereunder.

24.              WAIVER.  A waiver by Lessor of any Default or Defaults by Lessee shall not be construed as a waiver as to any future occasions of Default.

25.              SURVIVAL.  All covenants and agreements of Lessee made herein or in any other document or certificate referred to herein or contemplated hereby are material, shall be deemed to have been relied upon by Lessor and shall survive the execution and delivery of this Master Lease or any Lease and the expiration of the Master Lease or any Lease term.

26.              NOTICE.  Any notices permitted or required by this Master Lease or any Lease shall be in writing and mailed by certified mail, by receipted-for courier service, or by facsimile or telecopy if concurrently sent by regular mail to the addresses in the introductory paragraph above, or such other persons or address as Lessee may indicate subsequently in writing to Lessor.

27.              TIME.  Time is of the essence to this Master Lease and to each and all of the provisions of this Master Lease or any Lease.

28.              TITLES; CONSTRUCTION.  The title to the paragraphs of this Master Lease or any Lease are solely for the convenience of the parties and are not intended as an aid to the interpretation of this Master Lease or the Lease.  This Master Lease, any Lease and all rights under this Master Lease or any Lease shall be governed by, construed, and enforced in accordance with the internal laws of Minnesota without reference to the principles of conflicts of laws.

29.              ENTIRE AGREEMENT.  THIS MASTER LEASE (INCLUDING SCHEDULE A’S) CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES.  NO AGREEMENT SHALL BE EFFECTIVE TO AMEND, MODIFY, OR CHANGE THIS MASTER LEASE UNLESS SUCH AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE CHARGED THEREBY.

Wherever possible each provision of this Master Lease or any Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Master Lease or any Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Master Lease or any Lease.

IN WITNESS WHEREOF, Lessee and Lessor have duly executed this Master Lease in multiple counterparts as of the date first above written, each of which shall constitute an original.

GRANITE CITY FOOD & BREWERY, LTD.

By	/s/ Peter P. Hausback
Peter P. Hausback
Title:	Chief Financial Officer

DHW LEASING, LLC

By:	/s/ Donald A. Dunham, Jr.

Title:	Managing Partner

FORM OF
Schedule A – (Lease No.     )
To Equipment Finance Master Lease (“Master Lease”) executed by and between
Granite City Food  & Brewery, Ltd. and DHW Leasing, L.L.C.

Equipment:  See attached Exhibit A

Permanent Location of Equipment:

Total Amount Financed:  $            (including any applicable sales tax)

Interim Period:                , 2006 through date of receipt of Equipment by Lessee [discuss; Lessee may want to advance the cost and be reimbursed by Lessor]

Interim Rent Rate:  $                  (based on interest-only payments) [discuss; see above]

First Payment Date:  1st day of Month following date of receipt of Equipment by Lessee

Base Rent Rate (Total Amount Financed amortized over 60 months at      %): $

Number of Payments:  sixty (60), monthly

Other Rent:  All taxes, licensing, origination fees and maintenance as described in the Master Lease

Stipulated Loss Value:  unamortized principal of Total Amount Financed

Purchase Option:  $1.00

Prepayment:   Lessee may prepay the balance of the Total Amount Financed upon written notice to Lessor

This Schedule hereby incorporates all terms and conditions of the Master Lease not expressly excluded or in conflict with the terms above.

	Lessor	Lessee
Initials
Date:

ACKNOWLEDGEMENT AND ACCEPTANCE

The undersigned Lessee acknowledges that the Equipment described in Ex. A attached was received by Lessee on         , 200   , in good order and condition acceptable to Lessee.  By the terms specified in the Master Equipment Lease Agreement dated                     , 2006, between Lessee and DHW Leasing, L.L.C., Lessor assigns to Lessee all equipment warranties provided by any vendor or manufacturer including all right to enforce in law or equity all remedies for breach thereof.  Lessee acknowledges that Lessor is not liable for the performance of the Equipment and agrees that all rental payments will be made regardless of Equipment operability.  Any markings required of Lessor or its lenders shall be affixed to the Equipment as directed by Lessor.

Granite City Food & Brewery, Ltd.

By
Its